                                                                    Exhibit 10.1

                  STRATEGIC ALLIANCE AND MARKETING AGREEMENT

          This Web Linking and Marketing Agreement (the "Agreement") is made as
                                                         ---------
of this 31st day of March 1999 (the "Effective Date") by and between NEWSEDGE
                                     --------------
CORPORATION, a Delaware corporation ("NEC") and ROWECOM INC., a Delaware
                                      ---
corporation ("RoweCom").
              -------

          WHEREAS, NEC is engaged in the business of providing online news and current awareness services through its NewsPage and Business Journal web pages on the Internet;

          WHEREAS, RoweCom provides business-to-business electronic commerce services to businesses and not-for-profit institutions interested in purchasing subscriptions, magazines, journals, and books, certain market reports, and other knowledge products and services available in electronic and hard copy format, ("Knowledge Products"); and
  ------------------

          NOW, THEREFORE, for and in consideration of the agreements of the Parties set forth below, NEC and RoweCom agree as follows:


1.0      DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:

  Gross Margin means the aggregate amount retained by RoweCom on a RoweCom Order under this Agreement ***1.

  Initial Order means an initial order for a RoweCom Title placed by an NEC Customer by means of hypertext links from the NEC Web Pages to RoweCom's kStore.

  Launch Date means the date on which the technological integration of the RoweCom kStore with the NEC Web Pages is substantially complete and functional in all material respects for NEC Customers.

  NEC Content means any content provided in electronic form on the NEC Web Pages, but shall not include RoweCom Content. NEC Content shall not include Confidential Information. NEC Content may include content from a third party, subject to the provisions of this Agreement. NEC shall have and retain the sole editorial discretion over NEC Content.

  NEC Customer means any NEC customer that orders by means of hypertext links from the NEC Web Pages to RoweCom's kStore.


     1 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

  NEC Look and Feel means the appearance and functionalities of the NEC Web pages including but not limited to NEC's branded features, logos, frames, toolbars, navigational devices, trademarks, and service marks. NEC reserves the right in its sole discretion to alter NEC's Look and Feel at any time subject to the provisions of this Agreement.

  NEC Web Pages means (i) the NewsPage web site which is the page that any user's web browser will generate as the result of requesting the URL address www.newspage.com, (ii) the NetCenter Business Journal Web Page, (iii) any web pages that are replacements for such web pages, and (iv) any affiliated web pages of NEC which may link to RoweCom's kStore from time to time, upon mutual agreement of the parties.

  NetCenter Business Journal Web Page means the page that any user's web browser will generate as the result of requesting the URL address http://businessjournal.Netscape.com, and any other URL addresses which supplement this URL address.

  Netscape means AOL/Netscape, a Delaware corporation and its subsidiaries and affiliates.

  Proprietary Information means all patents, trade secrets, copyrights, trademarks, industrial designs and other intellectual property of each party, including without limitation the RoweCom Content, the kStore, and NEC's Web Pages.

  Renewal Order means the renewal of an Initial Order by a NEC Customer by means of hypertext links from the NEC Web Pages to RoweCom's kStore.

  RoweCom Content means any Titles provided by the RoweCom kStore, as updated by RoweCom from time to time. RCI shall have and retain the sole editorial discretion over the RoweCom Content.

  RoweCom kStore mean a customized, co-branded NEC/RoweCom kStore Web site prepared for NEC Customers that contains a catalog of RoweCom Titles, order processing, and other features having a URL address determined by RoweCom. The RoweCom kStore shall be co-branded with the look and feel to be mutually agreed upon by both parties. The RoweCom kStore will contain hypertext links to return NEC Customers to NEC Web Pages.

  RoweCom Order means an Initial Order or a Renewal Order.

  RoweCom Title means any Title provided through the RoweCom kStore, as updated from time to time.

  Term means the period beginning on the Launch Date and ending upon termination of this Agreement.

  Territory means the United States of America.

  Titles means any magazines, subscriptions, serials, books, or other publications, embodied in paper or magnetic media.

  Trademark means names, trademarks, services marks, trade names, labels, logos, designs or other designations and all goodwill associated therewith of each party.

  URL means the Uniform Resource Locator for all web addresses on the Internet.

1.2 Other Defined Terms. Each of the following terms have the meanings ascribed to it in the section set forth opposite such term:

     Agreement                   Preamble
     Auditing Party              Section 3.6
     Audited Party               Section 3.6
     CPR                         Section 8.2
     Change of Control           Section 7.2(c)
     Claimant                    Section 8.2(b)
     Confidential Information    Section 5.1
     Discloser                   Section 5.1
     Effective Date              Preamble
     HTML                        Section 2.1
     Image                       Section 2.1
     Indemnitor                  Section 8.2(a)
     Indemnitees                 Section 8.2(a)
     Initial Term                Section 7.1
     Knowledge Products          Preamble
     Losses                      Section 8.2(a)
     NEC                         Preamble
     Quarterly Statement         Section 4.2
     RoweCom                     Preamble
     Recipient                   Section 5.1

2.0  LINKAGE

2.1 Site Links. Subject to the terms of this Agreement, NEC will place a hypertext link to the RoweCom kStore in a prominent position on the entry page of the NEC Web Pages. The textual and graphic content, when applicable, of these links will meet current NEC standards and will be provided to NEC by RoweCom as a computer readable file in a compatible Hypertext Markup Language ("HTML") file format (such file is the "Image").
                                 ----                                  -----

2.2. Location.  The textual link and Image shall appear on the Home Page and all topic pages or default result page ("Home Page") of the NEC Web Pages,
                                              ---------
     or any new URL with which NEC or Netscape replaces the above-stated URL. Placement of the links, whether textual or graphical, shall be consistent and shall appear on all pages of NEC Web Pages so as to direct NEC users to the RoweCom kStore. The type and placement of each link will be dependant upon the context of the NEC topic or channel and shall be agreed upon by both parties

2.3. Appearance. RoweCom's Image shall appear on the user's result page in an area that fosters a high rate of click throughs to the RoweCom kStore..

2.4. Size. The Image(s) provided by RoweCom shall conform to current NEC creative specifications. Subject to the terms of this Agreement, RoweCom hereby grants NEC a non-exclusive, non-transferable, royalty-free license to use the Image as embodied in the HTML file delivered under Section 2.1 for the purposes and subject to the conditions set forth below.

2.5. Web Site Changes. NEC shall notify RoweCom in writing of any significant changes to the structure of NEC's Web Pages within five (5) days following such change, including without limitation a change in the location, sizing, or placement of the RoweCom logo on the NEC Web Page or a change in the URL address of such NEC Web Pages. RoweCom may terminate this Agreement with fifteen (15) days prior notice to the NEC following any such change in the event that RoweCom reasonably believes that the change is adverse to its interests or reputation.

3.0  OBLIGATIONS OF THE PARTIES

3.1  NEC's Promotion of RoweCom.

     (a) Marketing Services provided by NEC. Subject to the terms set forth herein, NEC hereby agrees to: (1) market, promote, and sell RoweCom Content through the NEC Web Pages as the exclusive supplier for certain Knowledge Products and as the non-exclusive supplier of distance learning and software products, each as set forth on Exhibit
                                                                        -------
          A attached hereto, and as amended from time to time upon mutual
          -
          agreement by both parties, for all NEC Customers; (2) market and promote the RoweCom Trademarks in the Territory through the NEC Web Pages; (3) provide to RoweCom, upon mutual agreement by the parties, ***2, an introduction to any then current NEC customer, any affiliates of NEC or of the NEC Web Pages for the purpose of promoting and marketing RoweCom Titles; (4) list RoweCom as a partner on NEC's web site and, upon mutual agreement by the parties, in its advertising and promotional materials; (5) make payments to RoweCom for all fees and expenses in accordance with Section 4 hereof; and (6) obtain, ***3, all necessary consents and approvals from all third parties who may currently or in the future link to the RoweCom kStore, including without limitation Netscape with regard to the installation of a hypertext link on the NetCenter Business Journal Web Page, and whose consent may be required in order for NEC to perform any or all of its obligations pursuant to this Agreement.


     2 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

     3 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

     (b) Licenses to NEC. Subject to the terms set forth herein, RoweCom hereby grants to NEC:

          (1) a non-exclusive, non-assignable, royalty-free right and license (excluding the right to sublicense) to use RoweCom Content in the Territory to (i) offer RoweCom Titles to NEC Customers through NEC Web Pages; and (ii) conduct the marketing and promotion efforts described in Section 3.1(a) hereof. NEC may use RoweCom Content and the information contained therein only in connection with the marketing and promoting of RoweCom Titles as described in this Section 3.1.

          (2) a non-exclusive, non-assignable, royalty-free right and license (excluding the right to sublicense) to use the RoweCom Trademarks in the Territory to promote and market the RoweCom Titles solely in accordance with the terms of this Agreement. NEC agrees that, upon reasonable notice from RoweCom, NEC shall permit RoweCom to visit all locations where NEC delivers services using the RoweCom Trademarks to ensure that (i) such services are delivered in a manner consistent with the service standards employed by RoweCom and (ii) the RoweCom Trademarks used in connection with such services are in compliance with the specifications provided to NEC from time to time. It is understood that, under certain circumstances, NEC may need third party consents to effectuate the visitation by RoweCom. In such circumstances, RoweCom will work with NEC to facilitate the review of the usage of the RoweCom Trademarks.

3.2 Exclusivity. It is hereby understood and agreed by the parties that RoweCom shall be the exclusive provider of those Knowledge Products set forth on

Exhibit A attached hereto under the caption "Knowledge Products Provided by
---------
RoweCom and Subject to Exclusivity", and the non-exclusive provider of those Knowledge Products set forth on Exhibit A attached hereto under the caption
                                ---------
"Knowledge Products Provided by RoweCom and Not Subject to Exclusivity", for the NEC Web Pages. During the Term, NEC agrees not to enter into a similar agreement for linking, co-branding, development and integration of NEC Web Pages with any Direct Competitors of RoweCom, ***4. Nothing herein shall be deemed to similarly limit RoweCom from selling, promoting, marketing, or otherwise distributing Knowledge Products through other vendors. For purposes of this Agreement, Direct Competitors are defined as entities or persons who provide Knowledge Products to customers.



     4 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

3.3  RoweCom's Promotion of NEC.

(a) Marketing Services provided by RoweCom. Subject to the terms of this Agreement, RoweCom hereby agrees to: (i) list NEC as a partner on RoweCom's web site and, upon mutual agreement by both parties, in its advertising and promotional materials; and (ii) process orders received from NEC Customers, collect amounts from such NEC Customer, fulfil the order, provide customer service on such orders, and provide information to NEC regarding such orders in accordance with the terms of this Agreement; (iii) within ninety
     (90) days of the Effective Date of this Agreement, issue a press release announcing the NEC and RoweCom relationship in accordance with the terms of this Agreement; (iv) provide discounts on all books and periodicals ordered by NEC Customers in accordance with RoweCom's then current pricing and discounts; (v) provide NEC with ***5 of Gross Margin provided by RoweCom to its then-current distribution partners who do not provide content for RoweCom in the event that the payments to then current distribution partners exceed the amounts in Section 4.1 (a) of this Agreement; and (vi) make payments to NEC in accordance with Section 4 hereof for all RoweCom Orders by NEC Customers.

(b) Licenses to RoweCom. Subject to the terms set forth herein, NEC hereby grants to RoweCom a non-exclusive, non-assignable, royalty-free right and license (excluding the right to sublicense) to use the NEC Trademarks in the Territory to promote and market the NEC Trademarks solely in accordance with the terms of this Agreement. RoweCom agrees that, upon reasonable notice from NEC, RoweCom shall permit NEC to visit all locations where RoweCom delivers services using the NEC Trademarks to ensure that (1) such services are delivered in a manner consistent with the service standards employed by NEC and (2) the NEC Trademarks used in connection with such services are in compliance with the specifications provided to RoweCom from time to time. It is understood that, under certain circumstances, RoweCom may need third party consents to effectuate the visitation by NEC. In such circumstances, RoweCom will work with NEC to facilitate the review of the usage of the NEC Trademarks.

3.4  Publicity; Use of Names.
(a) Neither party shall originate or allow to be issued any publicity or news release or otherwise make any public announcement or statements, written or oral, with respect to this Agreement or the terms hereof or the transactions contemplated hereby unless mutually agreed by the parties in writing, which release shall not be unreasonably withheld, provided that,
                                                                -------- ----
     RoweCom may issue a press release in accordance with Section 3.2(a) hereof, and provided further that, each party may provide information to the extent
         --------         ----
     required under securities laws or other applicable laws. Neither party shall use the name of the other party or any adaptation thereof or any of such


     5 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

     other party's Trademarks in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent (which consent will not be unreasonably withheld or delayed) obtained from the other party in each case.

(b) Each party agrees to protect from disclosures to any third party any and all information received from the other party that identifies an individual customer, including but not limited to names, telephone numbers, e-mail addresses, postal addresses, and user names. Each party agrees to remove, upon request by the other party, from its databases and all other records, electronic or otherwise, such customer identifying information, subject to each party's ability to maintain a copy of such customer information for purposes of complying with such party's obligations under this Agreement.


3.5 Intellectual Property. Subject to the terms hereof, each party shall take such actions as are reasonably required to maintain their respective Trademarks in effect and all Proprietary Rights, and shall inform the other party of any changes in or additions to the Trademarks. Each party shall use commercially reasonable efforts to correctly reference the other party's Trademarks and other proprietary rights in any marketing, advertising, promotional materials, sales literature or other publicity, as required by law or as reasonably requested by the other party. Each party's Trademarks and other Proprietary Rights shall remain the sole and exclusive property of such party and the other party shall have no rights thereto, except as otherwise provided herein, and the goodwill associated therewith shall inure to the benefit of the owner of such Trademark. Upon any expiration or termination of this Agreement, the license to use the Trademarks shall terminate. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to transfer ownership of copyrightable material from one party to the other.

4.0  PAYMENTS AND AUDITS

4.1  Payments

     (a) Payments by RoweCom. Subject to the terms of this Agreement, RoweCom shall pay to NEC:

          (i) within 15 business days after the last day of each month, an amount equal to ***6 of the Gross Margin received by RoweCom on an Initial Order placed by a NEC Customer;
          (ii) within 15 business days after the last day of each month, an amount equal to ***7 of the Gross Margin received by RoweCom on a Renewal Order placed by an NEC Customer;
          (iii) as of the Effective Date, a one-time non-refundable license fee of ***8 for the use of the NEC Web Pages, provided that, in
                                                          -------------
                the event that NEC fails to procure Netscape's consent to link RoweCom's kStore to the NetCenter Business Journal Web Page in accordance


     6 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
     7 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
     8 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

               with the terms of this Agreement, NEC shall pay RoweCom an additional ***9 as payment in accordance with Section 4.1(b);
          (iv) within 15 business days after the last day of each month , an amount equal to ***10 of the installation fee charged by RoweCom to any NEC customer or a party referred by NEC to RoweCom for whom RoweCom installs a kStore on such party's intranet or the Internet; and
          (v) for the purpose of advertising on the NEC Web Pages, an aggregate amount equivalent to RoweCom's annual Maintenance Fee (as defined below), which Maintenance Fee shall be no greater than ***11 of the kStore installation fee referenced in Section 4.1(b) hereof.

     (b) Payments by NEC. Subject to the terms of this Agreement, NEC shall pay to RoweCom:

          (i) no later than March 31, 1999, a one-time non-refundable fee of ***12 as payment for the installation and customization of the RoweCom kStore for the NEC Web Pages provided however that, in
                                                    --------         ----
               the event that NEC fails to procure Netscape's consent to link RoweCom's kStore to the NetCenter Business Journal Web Page in accordance with the terms of this Agreement, NEC shall pay an additional ***13 to RoweCom as payment for installation and customization of the kStore; and

          (ii) an annual maintenance fee (the "Maintenance Fee") in the amount
                                               ---------------
               of ***14 of the kStore installation fee referenced in Section 4(b)(i) hereof.

     (c) Place of Payments. Each party shall make payments required pursuant to this Agreement electronically and in immediately-available funds delivered to the other party at the address set forth in Section 9.4.

     (d) Payments to Netscape. The parties hereby agree that in no event shall RoweCom be liable for any payments to Netscape under this Agreement for any reason whatsoever, including the sale of RoweCom Titles on the NetCenter Business Journal Web Page, and that NEC shall be responsible for all payments to Netscape, if any, under the terms of NEC's agreement with Netscape.

4.2 Quarterly Statements. Within 15 days after the end of each calendar quarter after the Effective Date and for as long as any amounts are due in accordance with this Section 4, RoweCom shall submit to NEC a detailed statement ("Quarterly Statement") that sets forth each NEC Customer who
                 -------------------
     placed a RoweCom Order and the Gross Margin received by RoweCom on such RoweCom Order during such quarter then ended.

4.3 Audits. Each party (for purposes of this Section 4.3 only, the "Auditing Party") shall have the right, not more than once in any twelve
     ---------------
     (12)-month period, to have


     9 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    10 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    11 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    12 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    13 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    14 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.

     the relevant books and records of the other party (the "Audited Party")
                                                             -------------
     audited by an independent certified public accountant of the Auditing Party's choosing, to ascertain the accuracy of the Audited Party's reports under this Agreement. Such audits shall be scheduled within thirty (30) days following delivery of a notice by the Auditing Party to the Audited Party, and conducted during normal business hours, in a manner that does not unreasonably interfere with the Audited Party's normal business activities. In the event that any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than the amount due to the Auditing Party, the Audited Party shall pay the Auditing Party the amount of such underpayment and all accrued interest thereon from the date that such payment was due. In addition, if any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than ninety percent (90%) of the actual amount due to the Auditing Party for the period in question, the actual out-of-pocket cost of such audit shall be borne by the Audited Party; otherwise, the cost of the audit shall be borne by the Auditing Party.

4.4 Taxes. All taxes and charges, other than income taxes, that may be imposed by any governmental taxing authority on any sales of Titles pursuant to this Agreement shall be paid by the party assessed such taxes or charges.

5.0  REPRESENTATIONS AND WARRANTIES

5.1  Authorization, etc.  Each party hereby represents and warrants to the other that: (a) it has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party, constitutes the legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in
     a proceeding at law or in equity); and (c)   to the best of its knowledge,
     it has provided the other party with the information known to it that materially affects the other party's ability to perform the other party's obligations under this Agreement;.

5.2 Proprietary Information. Each party hereby represents and warrants to the other party that: (a) the provision by such party of Proprietary Information hereunder does not violate any proprietary or intellectual property right of any third party; (b) each party shall promptly inform the other party in the event that any third party files or threatens any suit based on any alleged violation of any such proprietary or intellectual property rights of such party in respect of the Proprietary Information; and (c) each party holds title or license rights to the Proprietary Information sufficient to permit it to grant the license granted under Sections 2.4, 3.1(b) and 3.2(b) hereof.

5.3 Third Party Rights. Each party represents and warrants to the other party that: (a) it is not bound by any agreement or obligation (and will not enter into any agreement or obligation) that could materially interfere with the performance of its obligations under this Agreement; and (b) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement;

5.4. Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 4, EACH PARTY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS AND SERVICES CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

6.0  CONFIDENTIALITY

6.1 Definition. Confidential Information means all financial, business, marketing, operations, technical, and economic information, whether tangible or intangible, that is disclosed by either party (the "Discloser")
                                                                     ---------
     or any of Discloser's suppliers, employees, contractors or customers to the other party (the "Recipient"), if such information is disclosed (i) in
                       ---------
     writing or by way of any other media that is marked as confidential or (ii) orally or visually, provided that, such oral or visual disclosure is
                         -------- ----
     followed by written confirmation by the Discloser within five (5) days of such disclosure; provided that (A) Confidential Information excludes any
                      --------
     information or portion thereof that (1) was known to the Recipient before receipt thereof under this Agreement; (2) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to the Discloser; (3) is or becomes generally known in the trade without violation of this Agreement by the Recipient;
     (4) is independently developed by the Recipient or Recipient's employees to whom the Discloser's information was not disclosed; or (5) is approved in writing by the Discloser for release; (B) only the specific information that meets the exclusions shall be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion) and
     (C) Confidential Information includes summaries and other materials prepared by or on behalf of a Recipient that restate, summarize or otherwise use any Confidential Information of a Discloser. Notwithstanding anything to the contrary, Confidential Information shall specifically include the RoweCom kStore and any catalog or compilation containing RoweCom Titles.

6.2 Nondisclosure & Limitations on Use. Each Recipient agrees (a) to keep secret and maintain the Confidential Information as confidential and to hold the Confidential Information in trust for the exclusive benefit of the Discloser; (b) to use or copy the Confidential Information solely to perform its obligations under this Agreement; (c) to segregate the Confidential Information from the Recipient's other information and from that of third parties; (d) not to copy the Confidential

     Information unless necessary to perform services under this Agreement; (e) to notify promptly the Discloser upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with the Discloser in the exercise of the Discloser's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (f) not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of Recipient's contractors, agents or employees who (i) have a need to know the Confidential Information for a purpose permitted hereunder; and (ii) are apprised of the confidential nature of the Confidential Information; and (g) to return promptly to the Discloser at any time upon the Discloser's request, any and all materials pertaining to or containing any Information. Each party shall (1) promptly notify the other party of any actual or suspected unauthorized use or disclosure of the other party's Confidential Information for a period of two years from the date of termination of this Agreement of which it has knowledge and will cooperate in the investigation of such unauthorized use or disclosure; (2) be liable for breaches of confidentiality by its employees, contractors or agents; and (3) include the other party's reasonable proprietary rights notices on any media or products embodying the other party's Confidential Information, including partial copies thereof. Nothing contained herein shall prevent a Recipient from disclosing Confidential Information to any tribunal or governmental agency, so long as the notice in this Section 6.2 is promptly given; provided that, such
                                                       -------- ----
     disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information unless and until such information is actually made public by the tribunal or agency.

7.0  TERM AND TERMINATION

7.1 Term. This Agreement shall commence upon the Effective Date and, subject to early termination pursuant to Section 7.2, shall continue in effect until the second anniversary of the Launch Date (the Initial Term) and shall be automatically renewed for successive one (1) year periods after the expiration of the Initial Term unless either party provides the other party with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

7.2  Termination.

     (a) Breach. Either party may terminate this Agreement upon thirty (30) days' written notice to the other party if the other party breaches any of its material obligations under this Agreement and such breach remains uncured for a period of 30-days after receipt of such notice. For purposes of this Section 7.2(a), NEC's material obligations shall mean its material obligations under Sections 2.1, 2.2, 2.3, 2.5, 3.1, 3.2, 3.4, 3.5, 4.1(b), 4.1(c), 4.1(d) 4.3, 4.4, 5, 6, 7.3, 8, and 9,
          and RoweCom's material obligations shall mean its material obligations under Sections 2.1, 2.4, 3.2, 3.3, 3.4, 3.5, 4.1(a),4.1(c), 4.2, 4.3,
          4.4, 5, 6, 7.3, 8, and 9.

     (b) Any notice given pursuant to this Section 7.2(a) must set forth with specifically the alleged material obligations breached by the other party.

     (c) RoweCom may terminate this Agreement upon fifteen (15) days' written notice to NEC if NEC breaches its obligations pursuant to Section 2.5.

7.3.  Effect of Termination.

     (a) Then Current Orders. Upon termination of this Agreement, the provisions of Section 2, 3.1, and 3.2 regarding the obligations of each party shall terminate, provided however, that the parties will
                                      -------- -------
          continue to perform all obligations on pending orders for the purchase of RoweCom Titles by NEC Customers in accordance with the terms of this Agreement.

     (b) Confidential Information. Promptly after all obligations to existing customers are performed pursuant to clause (a) hereof, each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information of the other party.

     (c)  Other Obligations.  The provisions of Section 6 (Confidentiality),
          Section 7 (Termination), Section 8 (Risk Allocation) and Section 9 (Miscellaneous) shall survive any expiration or termination of this Agreement.

7.4 Termination/Nonrenewal Rights Absolute. It is expressly understood and agreed that the rights of termination and nonrenewal set forth in this
     Section 7 are absolute, and that the parties have considered the possibility of such termination or nonrenewal and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither shall be liable to the other for damages or otherwise by reason of the termination of this Agreement as hereinabove provided. The parties expressly agree that the notice periods in this Agreement are reasonable under the contemplated circumstances.

8.0  RISK ALLOCATION

8.1 Limitation of Liability. EXCEPT IN RESPECT OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTION 6 (CONFIDENTIALITY) AND CLAIMS ARISING UNDER
     SECTION 8.2 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES OF ANY KIND, WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, STATUTE, REGULATION, OR ANY OTHER THEORY. EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, PROVIDED THAT THE

     TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DIRECT DAMAGES SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAID BY ROWECOM TO NEC UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY IS FINALLY DETERMINED.

8.2  Indemnification.


(a) Obligation. Subject to the provisions of this Section 8.2(b), each party (each an Indemnitor) hereby agrees to indemnify, defend and hold the other party and its affiliates, directors, officers, employees, contractors and agents (each an Indemnitee) harmless from and against any third party claim, suit, demand, liability, loss or expense (including reasonable attorney fees) (collectively, Losses) arising out of or relating to this Agreement, to the extent finally determined to have been caused by Indemnitor's negligence or willful misconduct.

(b) Procedure. To receive the benefit of the foregoing indemnities, the Indemnitee must promptly notify the Indemnitor in writing of a claim or suit and provide reasonable cooperation (at the Indemnitor's expense) and tender to the Indemnitor full authority to defend or settle the claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnitor's written consent. The Indemnitor may not settle such claim or suit without the consent of the Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.


8.3  Dispute Resolution


  (a) Except in the case of a breach of Section 6, any claim, dispute, or controversy arising out of or relating to this Agreement will be submitted by the parties to arbitration under the rules then in effect for the Center for Public Resources ("CPR"), as modified herein or by agreement of the parties.
                   ---
Any such arbitration shall be conducted in Boston by one arbitrator. Each party irrevocably and unconditionally (i) consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding; and (ii) knowingly and voluntarily waives its rights to have disputes tried and adjudicated by a judge and jury except as otherwise expressly provided herein. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. The parties will attempt to agree upon a mutually acceptable arbitrator within thirty (30) days of receipt of the notice of intent to arbitrate. If the parties are unable to agree upon a single arbitrator within such 30-day period or any extension of time which is mutually agreed upon, three (3) arbitrators shall be used, one selected by each party within ten
(10) days after the conclusion of the 30-day period and a third selected by the first two within ten (10) days thereafter. Unless the parties agree otherwise, they shall be limited in their discovery to directly relevant documents. Responses or objections to a document request shall be served twenty (20) days after receipt of the request. The arbitrator(s) shall resolve any discovery disputes. It is understood that the parties may (but are not required to) submit disputes concerning any breach of Section 6 to arbitration in accordance with this Section 7.3. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

  (b) The arbitrator(s) shall apply the substantive laws of The Commonwealth of Massachusetts without regard for any choice or conflict of laws rule or principle that would result in the application of the substantive law of any other jurisdiction. The arbitration shall be of each party's individual claims only, and no claim of any other party shall be subject to arbitration in such proceeding. Except as otherwise required by law, the parties and the arbitrator(s) shall maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the dispute.

  (c) The arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the parties expressly waive any claimed right to such damages. The arbitrator(s) shall have the authority to award actual money damages (with interest on unpaid amounts from the date due) and may grant equitable relief as is just and provided by the CPR rules, in each case except as specifically provided to the contrary herein The costs and expenses of the arbitration, but not the costs and expenses of the parties, shall be shared equally by the parties, provided that the non-prevailing party in any
                        --------
arbitration shall pay the other party's costs and expenses and reimburse such party for its portion of the arbitration costs. Any award rendered by the arbitrator(s) shall be final and binding upon the parties. Judgment upon the award may be entered in any court of competent jurisdiction. If a party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other party is entitled to costs, including reasonable attorneys' fees, for having to compel arbitration or defend or enforce the award.


9.0      Miscellaneous

9.1 Independent Contractors. For all purposes of this Agreement, each party shall be and act as an independent contractor or and not as partners, joint venturers, employees or agents of the other. No franchise is created hereby. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party except as specifically provided for herein.

9.2 Force Majeure. Neither party shall be liable or responsible in any manner for failure or delay in performance of any obligation under this Agreement when such failure or delay is due to the result, in whole or in substantial part, to any cause beyond the reasonable control of the party whose performance is delayed or rendered impossible thereby if reasonable steps are taken to resolve the reason for such failure or delay and the reason for such failure or delay is promptly transmitted to the other party. If the delay exceeds one hundred twenty (120) days from the initial occurrence each party shall have the right to terminate this agreement upon 30 days prior written notice to the other party.

9.3 Assignment. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns. Neither party may assign, transfer, or sublicense its rights or obligations under this Agreement without 30 days prior written notification to the other party.

9.4 Notices. Any notices, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or dispatched (with reasonable evidence of receipt) by telex, telegraph or other means of facsimile transmission, or twenty-four (24) hours after being dispatched by recognized overnight courier or mail service, addressed to the party to whom the notice is intended to be given at the following or such other address as either party may designate by like notice:

RoweCom:      RoweCom, Inc.

              725 Concord Ave.
              Cambridge, MA  02138
              Attention:  Louis Hernandez, Jr.
              Fax: 617-497-6825

NEC:          NewsEdge Corporation
              80 Blanchard Road
              Burlington, MA  01803
              Attention:  John Zahner
              Fax:  781-273-6060

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with substantive laws of the Commonwealth of Massachusetts, without regard for any choice or conflict of law rule or principle that would result in the application of the substantive law of any other jurisdiction.

9.6 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.7 No Third-Party Beneficiaries. No person(s) not a party to this Agreement is an intended beneficiary of this Agreement, and no person(s) not a party to this Agreement shall have any right to enforce any term of this Agreement.

9.8 Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right to remedy consequent upon a breach thereof, shall constitute a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

9.9 Entire Agreement. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements on the same subject matter including but not limited to, the Client sServices Agreement executed February 26, 1999 between RoweCom and NEC. This Agreement may not be amended, supplemented, or otherwise modified except by an agreement in writing signed by both parties.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.11 Further Assurances. Each of the party's covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

9.12 Captions. Titles and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.13 Amendments. This Agreement may be modified or amended only by a document duly executed on behalf of each Party.



                            Signature Page Follows

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first written above.


NewsEdge Corporation                    ROWECOM, INC.

By: /s/ John Zahner                     By: /s/ Louis Hernandez, Jr.
Name:   John Zahner                     Name:   Louis Hernandez, Jr.
Title:  Vice President & Publisher,     Title:  Executive Vice President
        Internet Services                       and Chief Financial Officer

                                   EXHIBIT A



       Knowledge Products Provided by RoweCom and Subject to Exclusivity

***15


     Knowledge Products Provided by RoweCom and Not Subject to Exclusivity

***16


    15 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.
    16 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including the redacted portion, has been filed with the Securities and Exchange Commission separately.